UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2017

Wincash Apolo Gold & Energy Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27791	98-0412805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat 701, 7/F., Wing On Plaza, Mody Road, Tsim Sha Tsui East, Kowloon, Hong Kong

(Address of Principal Executive Offices) (Zip Code)

(852) 9601 5688

Registrant’s telephone number, including area code

Apolo Gold & Energy Inc.

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Articles of Incorporation of Wincash Apolo Gold & Energy, Inc. (the "Company") grant the Board of Directors the right, without shareholder approval, to designate the rights and preferences of its preferred stock. On October 11, 2017 the Board designated 5,000,000 shares of its $.001 par value Series A Preferred Stock with the following characteristics:

-the right to receive 1,000 times the dividends per share that the common stock receives.

-the right to 1,000 votes per share.

-the right to convert, without any additional payment, each share of Series A Preferred Stock into 1,000 shares of common stock.

The Articles of Incorporation authorize the Company to issue 300,000,000 shares of common stock and 25,000,000 shares of preferred stock. Twenty million (20,000,000) preferred shares remain undesignated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Apolo Gold & Energy, Inc.

Date: October 19, 2017	/s/ Jeffrey Firestone
Jeffrey Firestone, President

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